Exhibit 99.1

Ladder Capital Corp Reports First Quarter 2017 Results

Financial Highlights

GAAP disclosures for the first quarter:

  GAAP Income before Taxes of $18.3 million and Diluted EPS of $0.18
  After-Tax GAAP Return on Average Equity of 5.3%
  GAAP Book Value per Share of $13.24 at March 31, 2017

Core (non-GAAP) disclosures for the first quarter:

  Core Earnings of $31.6 million and Core EPS of $0.31
  After-Tax Core Return on Average Equity of 9.0%
  Undepreciated Book Value per Share of $14.42 at March 31, 2017

Operating and financing statistics for the first quarter:

  Declared a first quarter dividend of $0.30/share of Class A common stock paid on April 3, 2017
  Originated $529.7 million of commercial mortgage loans, including $279.9 million of mortgage loans held for sale and $249.8 million of mortgage loans held for investment, and made $3.9 million of net leased and other equity investments during the quarter
  Issued $500.0 million in aggregate principal amount of 5.250% senior notes due March 15, 2022

NEW YORK--(BUSINESS WIRE)--May 9, 2017--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2017. GAAP Income/(loss) before taxes for the three months ended March 31, 2017 was $18.3 million compared to $(12.3) million for the three months ended March 31, 2016. The results for the first quarter of 2017 reflect higher gains on sales of securities than in the prior year as well as the unfavorable impact of declining interest rates during the first quarter of 2016 on the value of interest rate hedges, offset by lower gains on sales of loans. Diluted EPS for the three months ended March 31, 2017 was $0.18 compared to $(0.09) for the three months ended March 31, 2016. After-tax GAAP return on average equity was 5.3% in the first quarter of 2017.

Core Earnings, a non-GAAP financial measure, was $31.6 million for the first quarter of 2017, compared to $38.2 million earned in the first quarter of 2016. The results of the first quarter of 2017 reflect lower gains on sales of loans than in the prior year as well as a $5.4 million gain on the extinguishment of debt recorded in the first quarter of 2016. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses (including depreciation related to our real estate equity portfolio) and unrecognized derivative results, is useful in evaluating our earnings from operations across reporting periods. Core EPS, a non-GAAP financial measure, was $0.31 for the first quarter of 2017 compared to $0.38 for the three months ended March 31, 2016.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates ($ in thousands):

	March 31, 2017		December 31, 2016
Loans
Conduit first mortgage loans	$516,582	8.7%	$357,882	6.4%
Balance sheet first mortgage loans	2,133,672	35.9%	1,828,961	32.8%
Other commercial real estate-related loans	166,421	2.8%	167,134	3.0%
Total loans	2,816,675	47.4%	2,353,977	42.2%
Securities
CMBS investments	1,646,115	27.7%	2,043,566	36.6%
U.S. Agency Securities investments	55,865	0.9%	57,381	1.1%
Total securities	1,701,980	28.6%	2,100,947	37.7%
Real Estate
Real estate and related lease intangibles, net	814,353	13.7%	822,338	14.7%
Total real estate	814,353	13.7%	822,338	14.7%
Other Investments
Investments in unconsolidated joint ventures	34,185	0.6%	34,025	0.6%
FHLB stock	77,915	1.3%	77,915	1.4%
Total other investments	112,100	1.9%	111,940	2.0%
Total investments	5,445,108	91.6%	5,389,202	96.6%
Cash, cash equivalents and restricted cash	117,008	2.0%	64,017	1.1%
Other assets	379,506	6.4%	125,118	2.3%
Total assets	$5,941,622	100.0%	$5,578,337	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

Liquidity and Capital Resources

On March 16, 2017, we issued $500.0 million in aggregate principal amount of 5.250% senior notes due March 15, 2022 (the “2022 Notes”). Proceeds from the offering of the 2022 Notes were used to redeem all outstanding 7.375% senior notes due 2017, effective April 1, 2017, and for general corporate purposes. During the quarter we also amended our syndicated revolving credit facility to add an additional bank to our syndicate, increase the maximum funding capacity to $168.5 million, and extend the final maturity date by two years to 2021.

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	March 31, 2017	December 31, 2016

Committed loan repurchase facilities	$684,994	$567,163
Committed securities repurchase facility	115,000	228,317
Uncommitted securities repurchase facilities	239,361	311,705
Total repurchase facilities	1,039,355	1,107,185
Revolving credit facility	168,000	25,000
Mortgage loan financing	589,217	590,106
Mortgage loan receivable financing	57,038	—
Borrowings from the FHLB	1,475,500	1,660,000
Senior unsecured notes (1)	1,048,576	559,847
Total debt obligations	$4,377,686	$3,942,138

(1)

Presented net of unamortized debt issuance cost of $9.2 million at March 31, 2017. Pursuant to their terms, we had called for prepayment of the 2017 Notes at par (plus any accrued and unpaid interest to the redemption date) with an outstanding principal balance of $291.5 million. We remitted the payment amount to the trustee on March 31, 2017 and the 2017 Notes were repaid on April 3, 2017. The amount held by the trustee was reflected in other assets on our consolidated balance sheets as of March 31, 2017.

Conference Call and Webcast

We will host a conference call on Tuesday, May 9, 2017 at 5:00 p.m. Eastern Time to discuss first quarter 2017 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, May 9, 2017 through midnight Tuesday, May 23, 2017. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13659067. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$62,568	$44,615
Restricted cash	54,440	44,813
Mortgage loan receivables held for investment, net, at amortized cost	2,300,093	1,996,095
Mortgage loan receivables held for sale	516,582	357,882
Real estate securities, available-for-sale	1,701,980	2,100,947
Real estate and related lease intangibles, net	814,353	822,338
Investments in unconsolidated joint ventures	34,185	34,025
FHLB stock	77,915	77,915
Derivative instruments	108	5,018
Due from brokers	22	10
Accrued interest receivable	27,264	24,439
Other assets	352,112	70,240
Total assets	$5,941,622	$5,578,337
Liabilities and Equity
Liabilities
Debt obligations, net	$4,377,686	$3,942,138
Due to brokers	2,561	394
Derivative instruments	4,207	3,446
Amount payable pursuant to tax receivable agreement	2,330	2,520
Dividends payable	1,017	24,682
Accrued expenses	43,496	66,597
Other liabilities	29,012	29,006
Total liabilities	4,460,309	4,068,783
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 81,117,375 and 72,681,218 shares issued and 79,086,784 and 71,586,170 shares outstanding	80	72
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 31,644,537 and 38,002,344 shares issued and outstanding	32	38
Additional paid-in capital	1,106,394	992,307
Treasury stock, 2,030,591 and 1,095,048 shares, at cost	(24,501)	(11,244)
Retained Earnings/(Dividends in Excess of Earnings)	(39,697)	(11,148)
Accumulated other comprehensive income (loss)	4,834	1,365
Total shareholders’ equity	1,047,142	971,390
Noncontrolling interest in operating partnership	428,931	533,246
Noncontrolling interest in consolidated joint ventures	5,240	4,918
Total equity	1,481,313	1,509,554

Total liabilities and equity	$5,941,622	$5,578,337

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net interest income
Interest income	$57,512	$59,601
Interest expense	31,415	29,536
Net interest income	26,097	30,065
Provision for loan losses	—	150
Net interest income after provision for loan losses	26,097	29,915

Other income
Operating lease income	19,630	19,294
Tenant recoveries	1,579	1,335
Sale of loans, net	(999)	7,830
Realized gain (loss) on securities	5,361	(573)
Unrealized gain (loss) on Agency interest-only securities	159	660
Realized gain on sale of real estate, net	2,331	6,095
Fee and other income	4,466	2,975
Net result from derivative transactions	(1,981)	(50,862)
Earnings (loss) from investment in unconsolidated joint ventures	(74)	794
Gain (loss) on extinguishment of debt	(54)	5,382
Total other income	30,418	(7,070)
Costs and expenses
Salaries and employee benefits	16,042	12,615
Operating expenses	5,479	6,295
Real estate operating expenses	7,473	5,719
Real estate acquisition costs	(19)	—
Fee expense	693	731
Depreciation and amortization	8,592	9,802
Total costs and expenses	38,260	35,162
Income (loss) before taxes	18,255	(12,317)
Income tax expense (benefit)	(1,375)	(873)
Net income (loss)	19,630	(11,444)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(322)	232
Net (income) loss attributable to noncontrolling interest in operating partnership	(5,838)	5,673
Net income (loss) attributable to Class A common shareholders	$13,470	$(5,539)

Earnings per share:
Basic	$0.18	$(0.09)
Diluted	$0.18	$(0.09)

Weighted average shares outstanding:
Basic	72,871,990	59,596,889
Diluted	109,334,847	59,596,889

Dividends per share of Class A common stock:	$0.300	$0.275

Non-GAAP Financial Measures

We present Core Earnings, Core EPS, and After-Tax Core Return on Average Equity (“After-Tax Core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe Core Earnings, Core EPS and After-Tax Core ROAE assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings, Core EPS and After-Tax Core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core Earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing Core Earnings, Core EPS and After-Tax Core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core Earnings

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of net income to after-tax Core Earnings ($ in thousands):

	Three Months Ended March 31,
	2017	2016

Net income (loss)	$19,630	$(11,444)
Income tax expense (benefit)	(1,375)	(873)
Income (loss) before taxes	18,255	(12,317)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	(330)	232
Our share of real estate depreciation, amortization and gain adjustments (2)	7,795	8,304
Adjustments for unrecognized derivative results (3)	(1,933)	39,348
Unrealized (gain) loss on Agency IO securities	(159)	(660)
Premium (discount) on mortgage loan financing, net of amortization	(226)	(35)
Non-cash stock-based compensation	8,149	3,331
Core Earnings	31,551	38,203
Core estimated corporate tax benefit (expense) (4)	2,137	1,728
After-tax Core Earnings	$33,688	$39,931
(1)	Includes $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended March 31, 2017.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of Core Earnings in the preceding table ($ in thousands):

	Three Months Ended March 31,
	2017	2016

Total GAAP depreciation and amortization	$8,592	$9,802
Less: Depreciation and amortization related to non-rental property fixed assets	(23)	(5)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization	(375)	(673)
Our share of real estate depreciation and amortization	8,194	9,124

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(402)	(824)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	3	4
Our share of accumulated depreciation and amortization on real estate sold	(399)	(820)

Our share of real estate depreciation, amortization and gain adjustments	$7,795	$8,304

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of Core Earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in Core Earnings:

	Three Months Ended March 31,
	2017	2016

GAAP realized gain on sale of real estate, net	$2,331	$6,095
Adjusted gain/loss on sale of real estate for purposes of Core Earnings	(1,932)	(5,275)
Our share of accumulated depreciation and amortization on real estate sold	$399	$820

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of Core Earnings in the preceding table ($ in thousands):
	Three Months Ended March 31,
	2017	2016

Net results from derivative transactions	$(1,981)	$(50,862)
Hedging interest expense	3,728	7,421
Hedging realized result	186	4,093
Adjustments for unrecognized derivative results	$1,933	$(39,348)
(4)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to Core Earnings generated by the activity within our taxable REIT subsidiary.

Core EPS

Core EPS is defined as after-tax Core Earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in Core Earnings and after-tax Core Earnings.

Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended March 31,
	2017	2016

Weighted average diluted shares outstanding	109,335	59,597
Weighted average shares issuable to converted Class B shareholders	—	46,495
Adjusted weighted average diluted shares outstanding	109,335	106,092

Set forth below is an unaudited computation of Core EPS ($ in thousands, except per share date):

	Three Months Ended March 31,
	2017	2016

After-tax Core Earnings	$33,688	$39,931
Adjusted weighted average diluted shares outstanding	109,335	106,092
Core EPS	$0.31	$0.38

After-Tax Core ROAE

After-Tax Core ROAE is presented on an annualized basis and is defined as after-tax Core Earnings divided by the average total shareholders' equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax Core Earnings. Set forth below is an unaudited computation of After-Tax Core ROAE ($ in thousands):

	Three Months Ended March 31,
	2017	2016

After-tax Core Earnings	$33,688	$39,931
Average shareholders' equity and NCI in operating partnership	1,490,355	1,480,711
After-Tax Core ROAE	9.0%	10.8%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Income from sales of securitized loans, net is a key component of our results. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our interest rate hedging. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements included herein and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended March 31,
	2017	2016

Number of loans	—	26
Face amount of loans sold into securitizations	$—	$249,156
Number of securitizations	—	2

Income from sales of securitized loans, net (1)	$—	$7,545
Hedge gain/(loss) related to loans securitized (2)	—	(3,808)
Income from sales of securitized loans, net of hedging	$—	$3,737
________________________________
(1)	The following is a reconciliation of the non-GAAP financial measure of income from sales of securitized loans, net to income from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):
	Three Months Ended March 31,
	2017	2016

Income from sales of loans, net	$(999)	$7,830
Unrealized losses on loans recorded as other than temporary impairments related to lower of cost or market adjustments	999	—
(Income) loss from sale of loans (non-securitized), net	—	(285)
Income from sales of securitized loans, net	$—	$7,545

(2)	The following is a reconciliation of the non-GAAP financial measure of hedge gain/(loss) related to loans securitized to net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):
	Three Months Ended March 31,
	2017	2016

Net results from derivative transactions	$(1,981)	$(50,862)
Hedge gain/(loss) related to lending and securities positions	3,130	46,769
Hedge gain/(loss) related to loans (non-securitized)	(1,149)	285
Hedge gain/(loss) related to loans securitized	$—	$(3,808)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider our Class A common shareholders and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating undepreciated book value per share we include total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders' equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders' equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share date):

	March 31, 2017	December 31, 2016

Total shareholders' equity	$1,047,142	$971,390
Noncontrolling interest in operating partnership	428,931	533,246
Our share of accumulated real estate depreciation and amortization (1)	120,636	112,606
Undepreciated book value	1,596,709	1,617,242
Class A shares outstanding	79,087	71,586
Class B shares outstanding	31,645	38,002
Total shares outstanding	110,732	109,588

GAAP book value per share	$13.24	$13.57
Undepreciated book value per share	$14.42	$14.76

(1)

The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):

	March 31, 2017	December 31, 2016

GAAP accumulated real estate depreciation and amortization	$130,427	$122,007
Less: Noncontrolling interests' share of accumulated real estate depreciation and amortization	(9,791)	(9,401)
Our share of accumulated real estate depreciation and amortization	$120,636	$112,606

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans net of the realized hedging result related to the hedging of loans sold. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended March 31,
	2017	2016

GAAP sale of loans, net	$(999)	$7,830
Hedging realized result - securitization and loan activity	2,148	(4,093)
Core gain on sale of loans	$1,149	$3,737

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended March 31,
	2017	2016

GAAP realized gain (loss) on securities	$5,361	$(573)
Plus: Other than temporary impairment, net of hedging	—	584
Hedging realized result - security sales	(2,333)	—
Core gain on sales of securities	$3,028	$11

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

For the three months ended March 31, 2017 and 2016, net rental income was as follows ($ in thousands):

	Three Months Ended March 31,
	2017	2016

Operating lease income	19,630	19,294
Plus: Tenant recoveries	1,579	1,335
Less: Real estate operating expenses	(7,473)	(5,719)
Net rental income	$13,736	$14,910

Core leverage

We present core leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core leverage as the ratio of debt obligations, net of deferred financing costs, less non-recourse mortgage loan receivable financing on loans held for sale to total equity. We believe core leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to loans held for sale. There is no material impact to our cash flows from operations from the inclusion of such loans and the related non-recourse debt.

Set forth below is an unaudited computation of core leverage ($ in thousands):

	March 31, 2017	December 31, 2016

GAAP debt obligations, net	$4,377,686	$3,942,138
Less: Mortgage loan receivable financing on loans held for sale	(52,093)	—
Adjusted debt obligations	4,325,593	3,942,138
Total equity	1,481,313	1,509,554
Core leverage	2.9	2.6

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  Core Earnings, Core EPS and After-Tax Core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS and After-Tax Core ROAE are based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of Unincorporated Business Tax and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate;
  Undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the Company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:

Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com